Exhibit 99.2

EXHIBIT “A” TO EMPLOYMENT AGREEMENT

BASE SALARY:    $4,519.23 per week payable biweekly

PERFORMANCE BONUS:   Eligible to participate in a performance based bonus program ranging from 0% to 40 % of base salary

FRINGE BENEFITS:    Eligible for standard executive benefits

THE COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE THE PERFORMANCE BONUS, INCENTIVES, OR OTHER BENEFITS.

IN WITNESS WHEREOF, the parties have executed this Exhibit “A” as of the 2nd day of January, 2007.

SYKES ENTERPRISES, INCORPORATED                          EXECUTIVE

By: /s/ Jenna R. Nelson	By: /s/ James T. Holder
Jenna R. Nelson	James T. Holder
Senior Vice President, Human Resources	Senior Vice President and General Counsel